Exhibit 99.1

Contacts:

Joele Frank / Matthew Sherman / Rachel Ferguson

Joele Frank, Wilkinson Brimmer Katcher

(212) 355-4449

DATA DOMAIN AGREES TO BE ACQUIRED BY EMC FOR $33.50 PER SHARE, TERMINATES MERGER AGREEMENT WITH NETAPP, AND CANCELS SPECIAL MEETING OF STOCKHOLDERS SCHEDULED FOR AUGUST 14, 2009

Santa Clara, Calif., July 8, 2009 – Data Domain, Inc. (NASDAQ:DDUP) announced today that it has entered into a definitive merger agreement with EMC Corporation (NYSE:EMC) providing for the acquisition of Data Domain by EMC. Pursuant to the definitive merger agreement with EMC and consistent with the tender offer previously commenced by EMC, EMC will acquire all of the outstanding shares of Data Domain common stock for $33.50 per share in cash.

Data Domain also announced today that it has terminated the previously announced merger agreement with NetApp, Inc. (NASDAQ:NTAP), as revised on June 3, 2009, and has paid NetApp a $57 million termination fee under the terms of that merger agreement. Data Domain has also cancelled its special meeting of stockholders scheduled for August 14, 2009, at which stockholders were to consider the NetApp merger.

Data Domain’s board of directors has unanimously determined that the definitive merger agreement with EMC and the terms of the EMC tender offer are advisable, fair to and in the best interests of Data Domain and its stockholders, and recommends that Data Domain stockholders tender their Data Domain shares to EMC. Data Domain will amend its Schedule 14d-9 previously filed with the Securities and Exchange Commission to reflect the recommendation of its board of directors.

The EMC tender offer commenced on June 2, 2009, and is currently scheduled to expire at 12:00 midnight, New York City time on July 17, 2009, subject to extension by EMC.

Qatalyst Partners is serving as financial advisor and Fenwick & West LLP is serving as legal counsel to Data Domain.

About Data Domain

Data Domain® is the leading provider of deduplication storage systems. Thousands of companies worldwide have purchased Data Domain systems to reduce storage costs and simplify data management. Data Domain delivers the performance, reliability and scalability to address the data protection and nearline storage needs of enterprises of all sizes. Data Domain products integrate into existing customer infrastructures and are compatible with leading enterprise backup and archive software products. To find out more about Data Domain, visit www.datadomain.com.

Forward-Looking Statements

This report contains forward-looking statements that involve risk and uncertainty. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including: statements regarding the expected completion and effects of the tender offer and the merger, statements regarding the ability to complete the transaction considering the various closing conditions; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. Statement regarding future events are based on the parties’ current expectations and are necessarily subject to associated risks related to, among other things, uncertainties as to the timing of the tender offer and merger; uncertainties as to how many Data Domain stockholders will tender their stock in the offer; the possibility that various closing conditions for the transaction may not be satisfied or waived; the effects of the transaction making it more difficult to maintain existing relationships with employees, customers or business partners; and other business effects, including the effects of industry, economic or political conditions outside of Data Domain’s control. Actual results may differ materially from those in the projections or other forward-looking statements. For information regarding other related risks, please see the “Risk Factors” section of Data Domain’s filings with the Securities and Exchange Commission (the “SEC”), including its most recent filings on Form 10-K and Form 10-Q. Data Domain assumes no obligation and does not intend to update these forward-looking statements.

Securities Law Disclosure

The offer to buy shares of Data Domain common stock will be made only pursuant to the offer to purchase and related materials that EMC has filed with the SEC. Data Domain stockholders and other investors should read these materials carefully because they contain important information, including the terms and conditions of the offer. These materials and any other documents filed by EMC or Data Domain with the SEC may be obtained free of charge at the SEC’s website at www.sec.gov and by contacting Data Domain Investor Relations at (408) 980-4909. In addition, investors and security holders will be able to obtain free copies of the documents filed with the SEC on Data Domain’s website at www.datadomain.com. Investors and security holders are urged to read the Schedule TO, as amended, and the Schedule 14D-9, as amended, and the other relevant materials before making any investment decision with respect to the EMC tender offer. Data Domain has discontinued solicitation of proxies for the cancelled special meeting of stockholders.

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